Incorporated Under the Laws of Utah

          Number                                               Shares
         98-D-000                                               ***


This certifies that:     _______________________
                         _______________________
                         _______________________

                      is the registered Holder of ________

         FULLY PAID AND NON-ASSESSABLE SERIES 98-D PREFERRED SHARE(S),
                               $.01 PAR VALUE, OF
                               SGI INTERNATIONAL

1.Each Series 98-D Preferred Share evidenced by this Certificate is transferrable on the books of the Corporation by the Holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

2.On or after fifteen (15) days from October 30, 1998 or upon effective registration with the Securities and Exchange Commisison, each Series 98-D Convertible Preferred Share may be converted into Seven Hundred
(700) SGI International Common Shares but shall be deemed to be converted in any event on October 30, 2000, if not earlier converted.

3.Series 98-D Preferred Shares have no voting or dividend rights.

4.Series 98-D Preferred Shares and the Common Stock into which they are convertible will, upon issuance, be fully paid and non-assessable.

5.In the event that the Corporation shall at any time after issuance of a Series 98-D Preferred Share: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Corporation; or (ii) split, reverse split or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value or into shares of any class or classes; or (iii) consolidate or merge with or transfer its property as an entirety or substantially as an entirety to any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon subsequent conversion of a Series 98-D Preferred Share, a shareholder shall receive in exchange for a Series 98-D Preferred Share, in addition to, in reduction of, or in substitution for, the shares of Common Stock to which he would otherwise be entitled upon such exercise, such additional shares of Common Stock, or lesser number of shares of Common Stock, as the case may be, or stock or script of the Corporation, or such reclassified shares of stock of the Corporation, or such shares or securities or property of the Corporation resulting from such consolidation or merger or transfer, or such assets of the Corporation, so that the value so received by the shareholder is equivalent to the value which would have been received (and the total consideration exchangeable by the shareholder is equivalent to the total consideration which would otherwise have been exchangeable) had the shareholder converted a Series 98-D Preferred Share into shares of Common Stock immediately prior to the happening of any of the foregoing events.

6. THE SERIES 98-D PREFERRED SHARE(S) REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK INTO WHICH THEY ARE CONVERTIBLE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARE(S) HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR
THE SHARES UNDER THE SECURITIES ACT OF 1933, OR A PRIOR OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.

7. In the event of the voluntary liquidation, dissolution or other termination of the Corporation, the holders of the Series 98-D
Preferred Shares shall not be entitled to recover any cash payment for the Series 98-D Preferred Share.


In witness whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be affixed hereto this _____day of _________, 1998.


/s/ JOSEPH A. SAVOCA                    /s/ JOHN R. TAYLOR
______________________________          __________________________
CHAIRMAN OF THE BOARD                   SECRETARY